PRESS RELEASE
FOR IMMEDIATE RELEASE

Tanke BioSciences Corporation Appoints EFP Rotenberg, LLP as Independent Registered Public Accounting Firm

New York, NY and Guangzhou, China, January 26, 2012 – Tanke BioSciences Corporation (OTCBB: TNBI), a China-based integrated biotech company that develops, manufactures, and markets animal feed additives and livestock nutritional products, today announced its Board of Directors has appointed EFP Rotenberg, LLP (“EFP Rotenberg”), as the company’s new independent registered public accounting firm. As its first task, EFP Rotenberg will perform Tanke’s year-end audit.

Mr. Gilbert Lee, the U.S.-based Chief Financial Officer of Tanke BioSciences, stated, "Given the growth in our business to date, we decided Tanke would be best served if, moving forward, we work with EFP Rotenberg. This partnership reinforces our commitment to the highest levels of transparency and strong corporate governance. They have extensive expertise in the China market."

Rochester, New York-based EFP Rotenberg replaces Parker Randall CF (HK) CPA Limited (“Parker Randall”), whose contract for auditing services concluded at the end of the 3rd quarter of 2011. The company chose not to renew that contract. The decision to change auditors was not the result of any disagreement between the company and Parker Randall on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

About Tanke BioSciences Corporation

Tanke BioSciences Corporation, a fully integrated biotech company, is one of China’s leading developers, manufacturers, and marketers of animal feed additives and livestock nutritional products. Founded in 1997, Tanke is based in Guangdong Province and competes in China’s $5 billion animal feed additive market. The company’s products directly address China’s growing demand for safe, reasonably priced food. All of Tanke’s products are 100% free of genetically modified organisms (GMOs) and antibiotics.

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Tanke BioSciences Appoints EFP Rotenberg, LLP
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Cautionary Note Regarding Forward-Looking Statements

This press release and the statements of representatives of our officers, directors, employees and representatives related thereto contain or may contain forward-looking statements which are based upon the current beliefs and expectations of our management. Such statements contained in this release are based on management's exercise of business judgment as well as assumptions made by and information currently available to management. When used in this document, the words "guidance," "projects," "may," "could," "would," "should," "believes," "expects," "anticipates," "estimates," "intends," "plans," "ultimately" and words of similar import, are intended to identify any forward-looking statements. The information contained in the forward looking statements is inherently uncertain, and our actual results may differ materially due to a number of factors, many of which are beyond our ability to predict or control, including, among others: (i) changes in the level of consumer spending or preferences or demand for our products; (ii) pressures from competition; (iii) our ability to hire and retain key personnel and our relationship with our employees; (iv) the performance of our distributors and other key vendors; (v) effectively carrying out and managing our growth strategies; (vi) failure to maintain the value and image of our brand and protect our intellectual property rights; (vii) seasonality; (viii) costs of materials and labor; (ix) sales, manufacturing, supply or distribution difficulties or disruptions; (x) compliance with or changes in Chinese, U.S. or international laws and regulations; (xi) costs as a result of operating as a public company; (xii) material weaknesses in internal controls; (xiii) interest rate and foreign currency risks; (xiv) our ability to maintain our land use and drug manufacturing rights in China; (xv) general economic and industry conditions in China and internationally, and other risks as more fully detailed in our filings with the Securities and Exchange Commission ("SEC"). Our filings with the SEC are available at www.sec.gov. You are urged to consider these factors carefully in evaluating our forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made, and the company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances unless as required by applicable laws or regulations.

Contacts:
Gilbert Lee, Chief Financial Officer
Tanke BioSciences Corporation
+1 214 906 0065

Michael Draznin, Principal
Michael Draznin Consulting
+1 917 921 1039

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